UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2012

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33170 (Commission File Number)	95-4812784 (IRS Employer Identification Number)

51 Discovery, Suite 150

Irvine, California 92618
(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

(d)          On February 29, 2012, our board of directors, upon the recommendation of our nominating committee, appointed HK Desai to our board of directors effective March 1, 2012.  Mr. Desai has not been appointed to any committees of the board of directors.  The board of directors has determined that Mr. Desai qualifies as independent under the independence standards set forth in Nasdaq Marketplace Rule 5605(a)(2).  With the addition of Desai, the size of the Board increases to six members.

Desai served as Chief Executive Officer of QLogic from January 1996 to November 2010. Desai was first appointed to the QLogic Board in 1996 and became Chairman in 1999.  Desai also serves on the board of publicly-traded Applied Micro Circuits Corp.

Mr. Desai’s compensation for his services as a director will be consistent with that of our other non-employee directors, as described in our annual report on Form 10-K filed on February 28, 2012.  Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Desai and any other persons pursuant to which Mr. Desai was selected as a director.   Mr. Desai is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

On March 2, 2012, we issued a press release announcing the appointment of Mr. Desai to our board of directors. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01-  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits. The following exhibit is furnished herewith:

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated March 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: March 2, 2012	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary